Exhibit 99.1

Press Release

INVESTOR RELATIONS CONTACT:

Alexis Jones

215-761-3637

Alexis.Jones@cigna.com

MEDIA CONTACT:

Justine Sessions

860-810-6523

Justine.Sessions@cigna.com

Cigna Reports Third Quarter 2021 Results, Raises 2021 Outlook

•	Total revenues in the third quarter were $44.3 billion, and adjusted revenues[1] were $44.3 billion
•	Shareholders’ net income for the third quarter was $1.6 billion, or $4.80 per share
•	Adjusted income from operations[2] for the third quarter was $1.9 billion, or $5.73 per share
•	Adjusted income from operations[2,3] for 2021 is now projected to be at least $20.35 per share

BLOOMFIELD, CT, November 4, 2021 – Global health services company Cigna Corporation (NYSE: CI) today reported third quarter 2021 results with strong revenue and earnings growth across its businesses.

“Our strong results from the quarter demonstrate how we are advancing our growth strategy and delivering for our customers, patients, clients, and provider partners,” said David M. Cordani, president and chief executive officer. “The balanced profile of our business, our sustained investments in innovation, and our capital flexibility position us well for continued growth the rest of this year and over the long-term.”

Total revenues for third quarter 2021 were $44.3 billion. Adjusted revenues1 were $44.3 billion and reflect strong contributions from each of Cigna's ongoing businesses.

Shareholders’ net income for third quarter 2021 was $1.6 billion, or $4.80 per share compared with $1.4 billion, or $3.78 per share, for third quarter 2020.

Cigna's adjusted income from operations2 for third quarter 2021 was $1.9 billion, or $5.73 per share, compared with $1.6 billion, or $4.41 per share, for third quarter 2020 reflecting strong earnings contributions across its businesses.

Reconciliations of total revenues to adjusted revenues1 and of shareholders’ net income to adjusted income from operations2 are provided on the following page and on Exhibit 1 of this earnings release.

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CONSOLIDATED HIGHLIGHTS

The following table includes highlights of results and reconciliations of total revenues to adjusted revenues1 and shareholders’ net income to adjusted income from operations2:

Consolidated Financial Results (dollars in millions):
	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
	2021	2020	2021	2021

Total Revenues	$44,288	$40,955	$43,131	$128,390
Net Realized Investment (Gains) Losses from Equity Method Investments[1]	22	(37)	(24)	12
Special Items[1]	—	(117)	—	—
Adjusted Revenues[1]	$44,310	$40,801	$43,107	$128,402

Consolidated Earnings, net of taxes
Shareholders’ Net Income	$1,621	$1,388	$1,467	$4,249
Net Realized Investment (Gains) Losses[2]	(42)	(64)	(70)	(99)
Amortization of Other Acquired Intangible Assets[2]	392	376	388	1,168
Special Items[2]	(35)	(82)	23	90
Adjusted Income from Operations[2]	$1,936	$1,618	$1,808	$5,408

Shareholders’ Net Income, per share	$4.80	$3.78	$4.25	$12.32
Adjusted Income from Operations[2], per share	$5.73	$4.41	$5.24	$15.69

•	Year to date through November 3, 2021, the Company repurchased 26.5 million shares of common stock for approximately $6.3 billion.

•	The debt-to-capitalization ratio was 42.0% at September 30, 2021, reflecting an increase in short term debt levels in conjunction with the execution of the accelerated share repurchase agreements in third quarter 2021.

•	The SG&A expense ratio[4] was 7.0% for third quarter 2021, a decrease from 8.1% for third quarter 2020, driven by revenue growth, the repeal of the health insurance industry tax, and continued expense efficiency.

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CUSTOMER RELATIONSHIPS

The following table summarizes Cigna’s medical customers and overall customer relationships:

Customer Relationships (in thousands):

	As of the Periods Ended
	September 30,		June 30,	December 31,
	2021	2020	2021	2020

Total Customer Relationships[5]	193,633	184,693	191,111	185,375

Total Pharmacy Customers[5]	103,612	97,495	101,929	98,850

U.S. Commercial	13,788	13,901	13,760	13,626
U.S. Government	1,517	1,413	1,484	1,387
International Markets	1,736	1,668	1,708	1,660
Total Medical Customers[5]	17,041	16,982	16,952	16,673

Behavioral Care	39,784	37,236	39,110	36,908
Dental	17,753	17,671	17,725	17,542
Medicare Part D	3,184	3,296	3,177	3,291
International Markets Supplemental Policies[5,6]	12,259	12,013	12,218	12,111

•	The pharmacy customer base[5] at third quarter 2021 grew to 103.6 million, an organic increase of 4.8 million year to date, driven by strong ongoing retention and new sales.

•	The total medical customer base[5] at third quarter 2021 grew to 17.0 million, an increase of 368,000 customers year to date, driven by net growth in U.S. Commercial, U.S. Government, and International Markets.

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HIGHLIGHTS OF SEGMENT RESULTS

See Exhibit 1 for a reconciliation of adjusted income (loss) from operations2 to shareholders’ net income.

Evernorth

This segment includes a broad range of coordinated and point solution health services, including pharmacy services, benefits management, care solutions and data and analytics, which are provided to health plans, employers, government organizations, and health care providers.

Financial Results (dollars in millions):
	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
	2021	2020	2021	2021

Adjusted Revenues[1]	$33,614	$29,827	$32,592	$96,826
Adjusted Income from Operations, Pre-Tax[2]	$1,548	$1,443	$1,413	$4,184
Adjusted Margin, Pre-Tax[7]	4.6%	4.8%	4.3%	4.3%

•	Third quarter 2021 adjusted revenues[1] increased 13% relative to third quarter 2020 driven by strong organic growth, including growth in retail network and specialty pharmacy services.

•	Third quarter 2021 adjusted income from operations, pre-tax[2] increased 7% relative to third quarter 2020, reflecting benefits from the effective management of the supply chain and business growth, partially offset by strategic investments.

•	Evernorth fulfilled 411 million adjusted pharmacy scripts[8] in third quarter 2021, an increase of 8% over third quarter 2020 driven by strong organic growth.

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U.S. Medical

This segment includes Cigna’s U.S. Commercial and U.S. Government businesses that provide comprehensive medical and coordinated solutions to clients and customers. U.S. Commercial products and services include medical, pharmacy, behavioral health, dental, vision, health advocacy programs and other products and services for insured and self-insured customers. U.S. Government solutions include Medicare Advantage, Medicare Supplement, and Medicare Part D plans for seniors, Medicaid plans, and individual health insurance plans both on and off the public exchanges.

Financial Results (dollars in millions):
	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
	2021	2020	2021	2021

Adjusted Revenues[1]	$10,497	$9,629	$10,456	$31,315
Adjusted Income from Operations, Pre-Tax[2]	$988	$757	$1,017	$2,992
Adjusted Margin, Pre-Tax[7]	9.4%	7.9%	9.7%	9.6%

•	Third quarter 2021 adjusted revenues[1] grew 9% over third quarter 2020, reflecting customer growth in the Medicare Advantage and Individual business, premium increases, and favorable net investment income.

•	Third quarter 2021 adjusted income from operations, pre-tax² and adjusted margin, pre-tax[7] increased relative to third quarter 2020 primarily due to favorable net investment income, increased specialty contributions and the repeal of the health insurance industry tax, partially offset by the net impact of COVID-19 on medical costs and higher medical costs for customers in our Individual business who enrolled during the Special Enrollment Period.

•	The medical care ratio[4] (“MCR”) of 84.4% for third quarter 2021 compares to 82.6% for third quarter 2020, reflecting COVID-19 related impacts, the pricing effect of the repeal of the health insurance industry tax and higher medical costs for customers in our Individual business who enrolled during the Special Enrollment Period.

•	U.S. Medical net medical costs payable[9] was $3.58 billion at September 30, 2021, $2.97 billion at September 30, 2020, and $2.96 billion at December 31, 2020. Favorable prior year reserve development on a gross pre-tax basis was $180 million and $126 million through third quarter 2021 and 2020, respectively.

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International Markets

This segment includes supplemental health, life and accident insurance products and health care coverage in Cigna’s international markets, as well as health care benefits for globally mobile individuals and employees of multinational organizations.

Financial Results (dollars in millions):
	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
	2021	2020	2021	2021

Adjusted Revenues[1,6]	$1,588	$1,440	$1,558	$4,718
Adjusted Income from Operations, Pre-Tax[2]	$250	$208	$234	$746
Adjusted Margin, Pre-Tax[7]	15.7%	14.4%	15.0%	15.8%

•	Third quarter 2021 adjusted revenues[1,6] grew 10% over third quarter 2020, reflecting continued business growth and favorable net investment income.

•	Third quarter 2021 adjusted income from operations, pre-tax[2] and adjusted margin, pre-tax[7] increased relative to third quarter 2020, reflecting favorable net investment income and lower expenses, partially offset by higher claim levels compared to third quarter 2020 due to the net impact of the COVID-19 pandemic.

•	On October 7, 2021, we announced a definitive agreement whereby Chubb will acquire Cigna’s life, accident and supplemental benefits businesses in seven countries for $5.75 billion. We expect to realize approximately $5.4 billion of net after-tax proceeds from this transaction, and expect it to close in 2022, subject to applicable regulatory approvals and customary closing conditions.

Corporate and Other Operations10

Corporate reflects interest expense, as well as amounts not allocated to operating segments and includes intersegment eliminations. Additionally, this discussion includes items reported in our Other Operations segment which is primarily comprised of Corporate Owned Life Insurance (“COLI”) and the Company’s run-off operations.

Financial Results (dollars in millions):
	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
	2021	2020	2021	2021

Adjusted (Loss) from Operations, Pre-Tax[2]	$(275)	$(296)	$(331)	$(936)

•	Third quarter 2021 adjusted loss from operations, pre-tax[2] was lower than third quarter 2020 reflecting lower interest expense, partially offset by the absence of contributions from the Group Disability and Life business, which was divested on December 31, 2020.

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2021 OUTLOOK

Cigna's outlook for full year 2021 adjusted revenues1,3 is projected to be at least $172 billion. Cigna’s outlook for full year 2021 consolidated adjusted income from operations2,3 is at least $6.96 billion, or at least $20.35 per share. This outlook continues to include a net unfavorable impact from COVID-19. Additionally, this outlook includes the impact of expected future share repurchases and anticipated 2021 dividends.

(dollars in millions, except where noted and per share amounts)
2021 Consolidated Metrics	Projection for Full Year Ending December 31, 2021	Change from Prior Projection
Adjusted Revenues[1,3]	at least $172,000	+$2,000
Adjusted Income from Operations[2,3]	at least $6,960
Adjusted Income from Operations, per share[2,3]	at least $20.35	+$0.15
SG&A Expense Ratio[3,4]	~7.5%
Cash Flow from Operations[3]	at least $7,500
Weighted Average Shares Outstanding (millions)[3]	~342	-2.5 at the midpoint

2021 Evernorth Metrics
Adjusted Income from Operations, Pre-Tax[2,3]	at least $5,800

2021 U.S. Medical Metrics
Adjusted Income from Operations, Pre-Tax[2,3]	at least $3,500
Medical Care Ratio[4]	84.0% to 84.5%	+75 bps at the midpoint

Total Medical Customer Growth (lives)[5]	at least 350,000

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The foregoing statements represent the Company’s current estimates of Cigna's 2021 consolidated and segment adjusted income from operations2,3 and other key metrics as of the date of this release. Actual results may differ materially depending on a number of factors. Investors are urged to read the Cautionary Note Regarding Forward-Looking Statements included in this release. Management does not assume any obligation to update these estimates.

This quarterly earnings release and the Quarterly Financial Supplement are available on Cigna’s website in the Investor Relations section (https://investors.cigna.com/home/default.aspx). Management will be hosting a conference call to review third quarter 2021 results and discuss full year 2021 outlook beginning today at 8:30 a.m. ET. A link to the conference call is available in the Investor Relations section of Cigna's website located at https://investors.cigna.com/events-and-presentations/default.aspx.

The call-in numbers for the conference call are as follows:

Live Call

(888) 566-1253 (Domestic)

(773) 799-3825 (International)

Passcode: 1142021

Replay

(866) 359-6499 (Domestic)

(203) 369-0156 (International)

It is strongly suggested you dial in to the conference call by 8:15 a.m. ET.

About Cigna

Cigna Corporation (NYSE: CI) is a global health service company dedicated to improving the health, well-being and peace of mind of those we serve. Cigna delivers choice, predictability, affordability and access to quality care through integrated capabilities and connected, personalized solutions that advance whole person health. All products and services are provided exclusively by or through operating subsidiaries of Cigna Corporation, including Cigna Health and Life Insurance Company, Connecticut General Life Insurance Company, Evernorth companies or their affiliates, and Express Scripts companies or their affiliates. Such products and services include an integrated suite of health services, such as medical, dental, behavioral health, pharmacy, vision, supplemental benefits, and other related products.

Cigna maintains sales capability in over 30 countries and jurisdictions, and has over 190 million customer relationships throughout the world. To learn more about Cigna®, including links to follow us on Facebook or Twitter, visit www.cigna.com.

Notes:

1.	Adjusted revenues is used by Cigna’s management because it permits analysis of trends in underlying revenue. The Company defines adjusted revenues as total revenues excluding the following adjustments: special items and Cigna's share of certain realized investment results of its joint ventures reported in the International Markets segment using the equity method of accounting. Special items are matters that management believes are not representative of the underlying results of operations due to their nature or size. We exclude these items from this measure because management believes they are not indicative of past or future underlying performance of the business. Adjusted revenues is not determined in accordance with GAAP and should not be viewed as a substitute for the most directly comparable GAAP measure, total revenues. See Exhibit 1 for a reconciliation of consolidated adjusted revenues to total revenues.

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2.	Adjusted income (loss) from operations is a principal financial measure of profitability used by Cigna’s management because it presents the underlying results of operations of Cigna’s businesses and permits analysis of trends in underlying revenue, expenses and shareholders’ net income. Adjusted income from operations is defined as shareholders’ net income (or income before taxes for the segment metric) excluding net realized investment results, amortization of acquired intangible assets and special items. Cigna’s share of certain realized investment results of its joint ventures reported in the International Markets segment using the equity method of accounting are also excluded. Special items are matters that management believes are not representative of the underlying results of operations due to their nature or size. Adjusted income (loss) from operations is measured on an after-tax basis for consolidated results and on a pre-tax basis for segment results. Consolidated adjusted income (loss) from operations is not determined in accordance with GAAP and should not be viewed as a substitute for the most directly comparable GAAP measure, shareholders’ net income. See Exhibit 1 for a reconciliation of consolidated adjusted income from operations to shareholders’ net income.

3.	Management is not able to provide a reconciliation of adjusted income from operations to shareholders’ net income (loss) or adjusted revenues to total revenues on a forward-looking basis because it is unable to predict, without unreasonable effort, certain components thereof including (i) future net realized investment results (from equity method investments with respect to adjusted revenues) and (ii) future special items. These items are inherently uncertain and depend on various factors, many of which are beyond Cigna’s control. As such, any associated estimate and its impact on shareholders’ net income and total revenues could vary materially.

The Company’s outlook excludes the potential effects of any business combinations that may occur after the date of this earnings release. The Company’s outlook includes the potential effects of expected future share repurchases and anticipated 2021 dividends.

As announced in January 2021, Cigna currently intends to pay regular quarterly dividends, with future declarations subject to approval by its Board of Directors and the Board’s determination that the declaration of dividends remains in the best interests of Cigna and its shareholders. The decision of whether to pay future dividends and the amount of any such dividends will be based on the Company’s financial position, results of operations, cash flows, capital requirements, the requirements of applicable law and any other factors the Board of Directors may deem relevant.

The timing and actual number of shares repurchased will depend on a variety of factors, including price, general business and market conditions, and alternate uses of capital. The share repurchase program may be effected through open market purchases in compliance with Rule 10b-18 under the Securities Exchange Act of 1934, as amended, including through Rule 10b5-1 trading plans, or privately negotiated transactions. The program may be suspended or discontinued at any time.

4.	Operating ratios are defined as follows:
•	Medical care ratio represents medical costs as a percentage of premiums for all U.S. Commercial risk products, including medical, pharmacy, dental, stop loss and behavioral products provided through guaranteed cost or experience-rated funding arrangements, as well as Medicare Advantage, Medicare Part D, Medicare Supplement, Medicaid, and individual on and off-exchange products, within Cigna’s U.S. Medical segment.

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•	SG&A expense ratio represents enterprise selling, general and administrative expenses excluding special items as a percentage of adjusted revenue at a consolidated level.

5.	Customer relationships are defined as follows:
•	Total medical customers includes individuals in Cigna’s U.S. Medical and International Markets segments who meet any one of the following criteria: are covered under a medical insurance policy, managed care arrangement, or service agreement issued by Cigna; have access to Cigna's provider network for covered services under their medical plan; or have medical claims and services that are administered by Cigna.
•	Pharmacy customer relationships. Effective January 1, 2021, Pharmacy lives have been updated to reflect actual eligibility data for benefits provided to Prime Therapeutics. Previously these lives had been estimated based on prescriptions filled during the period. Pharmacy lives for prior periods have been restated to reflect this change.
•	International Markets medical customers excludes medical customers served by less than 100% owned subsidiaries.
•	International Markets supplemental policies exclude International Markets medical customers included in total medical customers.
•	Total customer relationships excludes covered lives associated with the Group Disability and Life business that was sold on December 31, 2020.

6.	Cigna owns a 50% non-controlling interest in its China joint venture. Cigna's 50% share of the joint venture’s earnings is reported in Fees and Other Revenues using the equity method of accounting under GAAP. As such, the adjusted revenues and policy counts for the International Markets segment do not include the China joint venture.

7.	Adjusted margin, pre-tax, is calculated by dividing adjusted income (loss) from operations, pre-tax by adjusted revenues for each segment.

8.	For Evernorth adjusted pharmacy scripts, non-specialty network scripts filled through 90-day programs and home delivery scripts are multiplied by three. All other network and specialty scripts are counted as one script.

9.	Medical costs payable within the U.S. Medical segment are presented net of reinsurance and other recoverables. The gross medical costs payable balance was $3.85 billion as of September 30, 2021, $3.18 billion as of December 31, 2020, and $3.20 billion as of September 30, 2020.

10.	Beginning first quarter 2021, in our earnings release and quarterly financial supplement “Corporate and Other Operations” combines the results previously reported as “Corporate” and the segment previously reported as “Group Disability and Other”, which is now reported as “Other Operations” in our securities filings. This change to simplify reporting was enabled by the sale of the Group Disability and Life business.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release, and oral statements made in connection with this release, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on Cigna's current expectations and projections about future trends, events and uncertainties. These statements are not historical facts. Forward-looking statements may include, among others, statements concerning our projected adjusted income from operations outlook for 2021 on a consolidated, per share, and segment basis; projected adjusted revenue outlook for 2021; projected total medical customer growth over year end 2020; projected medical care and SG&A expense ratios; projected adjusted margin; projected cash flow from operations; projected weighted average shares outstanding; future financial or operating performance, including our ability to deliver affordable, personalized and innovative solutions for our customers and clients, including in light of the challenges presented by the COVID-19 pandemic; future growth, business strategy, strategic or operational initiatives; economic, regulatory or competitive environments, particularly with respect to the pace and extent of change in these areas; financing or capital deployment plans and amounts available for future deployment; our prospects for growth in the coming years; strategic transactions, including the sale of our international life, accident and supplemental benefits business; and other statements regarding Cigna’s future beliefs, expectations, plans, intentions, liquidity, cash flows, financial condition or performance. You may identify forward-looking statements by the use of words such as “believe,” “expect,” “plan,” “intend,” “anticipate,” “estimate,” “predict,” “potential,” “may,” “should,” “will” or other words or expressions of similar meaning, although not all forward-looking statements contain such terms.

Forward-looking statements are subject to risks and uncertainties, both known and unknown, that could cause actual results to differ materially from those expressed or implied in forward-looking statements. Such risks and uncertainties include, but are not limited to: our ability to achieve our strategic and operational initiatives; our ability to adapt to changes in an evolving and rapidly changing industry; the scale, scope and duration of the COVID-19 pandemic and its potential impact on our business, operating results, cash flows or financial condition; our ability to compete effectively, differentiate our products and services from those of our competitors and maintain or increase market share; price competition and other pressures that could compress our margins or result in premiums that are insufficient to cover the cost of services delivered to our customers; the potential for actual claims to exceed our estimates related to expected medical claims; our ability to develop and maintain satisfactory relationships with physicians, hospitals, other health service providers and with producers and consultants; our ability to maintain relationships with one or more key pharmaceutical manufacturers or if payments made or discounts provided decline; changes in the pharmacy provider marketplace or pharmacy networks; changes in drug pricing or industry pricing benchmarks; political, legal, operational, regulatory, economic and other risks that could affect our multinational operations; risks related to strategic transactions and realization of the expected benefits of such transactions, including with respect to the sale of our international life, accident and supplemental benefits business, as well as integration difficulties or underperformance relative to expectations; dependence on success of relationships with third parties; risk of significant disruption within our operations or among key suppliers or third parties; our ability to invest in and properly maintain our information technology and other business systems; our ability to prevent or contain effects of a potential cyberattack or other privacy or data security incident; potential liability in connection with managing medical practices and operating pharmacies, onsite clinics and other types of medical facilities; the substantial level of government regulation over our business and the potential effects of new laws or regulations or changes in existing laws or regulations; uncertainties surrounding participation in government-sponsored programs such as Medicare; the outcome of litigation, regulatory audits, investigations; compliance with applicable privacy, security and data laws, regulations and standards; potential failure of our prevention, detection and control systems; unfavorable economic and market conditions, stock market or interest rate declines, risks related to a downgrade in financial strength ratings of our insurance subsidiaries; the impact of our significant indebtedness and the potential for further indebtedness in the future; unfavorable industry, economic or political conditions; credit risk related to our reinsurers; as well as more specific risks and uncertainties discussed in our most recent report on Form 10-K and subsequent reports on Forms 10-Q and 8-K available through the Investor Relations section of www.cigna.com. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made, are not guarantees of future performance or results, and are subject to risks, uncertainties and assumptions that are difficult to predict or quantify. Cigna undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as may be required by law.

CIGNA CORPORATION					Exhibit 1
COMPARATIVE SUMMARY OF FINANCIAL RESULTS (unaudited)
(Dollars in millions, except per share amounts)
	Three Months Ended		Nine Months Ended		Three Months Ended
	September 30,		September 30,		June 30,
	2021	2020	2021	2020	2021

REVENUES

Pharmacy revenues	$31,013	$27,802	$89,085	$79,464	$30,047
Premiums	10,275	10,682	30,812	31,928	10,323
Fees and other revenues	2,532	2,174	7,324	6,424	2,451
Net investment income	468	297	1,169	873	310
Total Revenues	44,288	40,955	128,390	118,689	43,131
Net realized investment results from certain equity method investments	22	(37)	12	(87)	(24)
Special item related to contractual adjustment for a former client	—	(117)	—	(204)	—
Adjusted revenues (1)	$44,310	$40,801	$128,402	$118,398	$43,107

SHAREHOLDERS’ NET INCOME

Shareholders' net income	$1,621	$1,388	$4,249	$4,323	$1,467
After-tax adjustments to reconcile adjusted income from operations
Net realized investment (gains) losses (2)	(42)	(64)	(99)	(75)	(70)
Amortization of acquired intangible assets	392	376	1,168	1,061	388
Special Items
Debt extinguishment costs	—	—	110	151	9
Integration and transaction-related (benefits) costs	(35)	83	1	256	14
(Benefits) charges associated with litigation matters	—	—	(21)	19	—
Charge for organizational efficiency plan	—	—	—	24	—
Risk corridors recovery	—	(76)	—	(76)	—
Contractual adjustment for a former client	—	(89)	—	(155)	—
Adjusted income from operations	$1,936	$1,618	$5,408	$5,528	$1,808

Pre-tax adjusted income (loss) from operations by segment
Evernorth	$1,548	$1,443	$4,184	$3,774	$1,413
U.S. Medical	988	757	2,992	3,479	1,017
International Markets	250	208	746	809	234
Corporate and Other Operations	(275)	(296)	(936)	(892)	(331)
Consolidated pre-tax adjusted income from operations	2,511	2,112	6,986	7,170	2,333
Adjusted income tax expense	(575)	(494)	(1,578)	(1,642)	(525)
Consolidated after-tax adjusted income from operations	$1,936	$1,618	$5,408	$5,528	$1,808

DILUTED EARNINGS PER SHARE

Shareholders’ net income	$4.80	$3.78	$12.32	$11.66	$4.25
After-tax adjustments to reconcile to adjusted income from operations
Net realized investment (gains) losses (2)	(0.12)	(0.17)	(0.29)	(0.20)	(0.20)
Amortization of acquired intangible assets	1.15	1.02	3.40	2.86	1.12
Special items
Debt extinguishment costs	—	—	0.32	0.41	0.03
Integration and transaction-related (benefits) costs	(0.10)	0.23	—	0.69	0.04
(Benefits) charges associated with litigation matters	—	—	(0.06)	0.05	—
Charge for organizational efficiency plan	—	—	—	0.06	—
Risk corridors recovery	—	(0.21)	—	(0.20)	—
Contractual adjustment for a former client	—	(0.24)	—	(0.42)	—
Adjusted income from operations (3)	$5.73	$4.41	$15.69	$14.91	$5.24
Weighted average shares (in thousands)	337,579	367,190	344,780	370,831	344,929
Common shares outstanding (in thousands)			331,400	362,403	341,634

SHAREHOLDERS' EQUITY at September 30,			$47,415	$48,032

SHAREHOLDERS' EQUITY PER SHARE at September 30,			$143.07	$132.54

(1) Adjusted revenues is defined as total revenues excluding the following adjustments: special items and Cigna’s share of certain realized investment results of its joint ventures reported in the International Markets segment using the equity method of accounting. These items are excluded because they are not indicative of past or future underlying performance of our businesses.

(2) Includes the Company’s share of certain realized investments results of its joint ventures reported in the International Markets segment using the equity method of accounting.

(3) Adjusted income from operations is defined as shareholders’ net income (or income before income taxes for the segment metric) excluding the following adjustments: net realized investment results, amortization of acquired intangible assets and special items. Cigna’s share of certain realized investment results of its joint ventures reported in the International Markets segment using the equity method of accounting are also excluded.